UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           Gateway Distributors, Ltd.
                           --------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                                   5-0683539
         --------                   ---                           ---------
(State or other jurisdiction of           (IRS Employer Identification No.)
incorporation or organization)

            3095 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120
            --------------------------------------------------------
                    (Address of principal executive offices)

                                  Amendment To
               The 2003 Benefit Plan of Gateway Distributors, Ltd.
               ---------------------------------------------------
                            (Full title of the plan)


             Richard A. Bailey, 3095 East Patrick Lane, Suite 1, Las
                Vegas, Nevada 89120 (Name, address, including zip
                           code, of agent for service)

                   Telephone number for Issuer: (702) 938-9316
                                                               ----------------

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                                          CALCULATION OF REGISTRATION FEE

Title of Securities to be        Amounts to be Registered      Proposed Maximum          Proposed Maximum           Amount of
Registered                                                     Offering Price Per        Aggregate Offering Price   Registration Fee
                                                                        Share(1)
Common Stock, 0.001 par                  2,000,000,000                  $0.0017                  $3,400,000               $1,000
value
-------------------------------- ----------------------------- ------------------------- -------------------------- ----------------

1. The shares of common stock of the Company to which this registration statement relates are 2,000,000,000 additional shares being registered pursuant to the Amendment To The 2003 Benefit Plan of Gateway Distributors, Ltd. as previously filed on December 9, 2002 in a Form S-8 filing.

2. Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based on the average of the bid and asked prices of the registrant's common stock as of January 27, 2003, a date within five business days prior to the date of filing of this registration statement.

         This registration statement is being filed to reflect that the Board of Directors of Gateway Distributors, Ltd. (the "Company") has amended The 2003 Benefit Plan Of Gateway Distributors, Ltd., as filed by the Company (the "Plan") in a Form S-8 filed on December 9, 2002, File No. 333-101718, which is incorporated herein by reference. This registration statement covers an increase in the number of shares of the registrant's common stock to be included in the Plan from 33,000,000 shares to 2,000,000,000. The amendment to the Plan is filed as Exhibit 4.0 hereto.

                                     PART 1
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

ITEM 1.  THE PLAN INFORMATION.

THE COMPANY

         The Company has its principal executive offices at 3095 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120. The Company's telephone number is (702) 938-9316. The Company's form of prospectus to be used in the administration of the Plan and under the rules and instructions governing the use of Form S-8, is attached to this registration statement as an exhibit and incorporated into this
Item 1 by reference.

PURPOSE

         The Company will issue common stock and/or common stock options to employees, officers, directors, consultants and other qualified people described in the Plan, pursuant to consulting agreements entered into between these consultants and the Company, and pursuant to the Plan, which have been approved by the Board of Directors of the Company. The agreements and the Plan are intended to provide a method whereby the Company may be stimulated by the personal involvement of the consultants in our future prosperity, thereby advancing the interests of the Company, and all of our shareholders. A copy of the Plan has been filed as an exhibit to this registration statement.

COMMON STOCK

        The Board has authorized the issuance of up to 20,000,000,000 shares of the common stock to the persons covered by the Plan upon effectiveness of this registration statement.

THE RECIPIENTS

         Certain qualified people described in the Plan, including consultants, have agreed to and will agree in the future to provide their expertise and advice to the Company for the purposes set forth in their agreements and we intend to compensate them for their services under the terms of the Plan.

NO RESTRICTIONS ON TRANSFER

       The recipients of our shares registered under the Plan will become the record and beneficial owners of the shares of common stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock. "Affiliates" of the Company that receive shares under the Plan will receive restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933.


TAX TREATMENT TO THE RECIPIENTS

         The common stock is not qualified under Section 401(a) of the Internal Revenue Code. The recipients of the shares will be required for Federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the recipients will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The recipients are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate," Section 16(b) of the Securities Exchange Act ("Exchange Act") is applicable and will affect the issue of taxation.

TAX TREATMENT TO THE COMPANY

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax-deductible expense by the Company for Federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

RESTRICTIONS ON RESALES

         In the event that an "affiliate" of the Company acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under
Section 16(b) of the Exchange Act, the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not Applicable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

(a) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission;
               as well as the Company's latest quarterly report filed on Form 10- QSB for the period ended March 31, 2002, June 30, 2002 and September 30, 2002;

(b)      The reports of the Company filed pursuant to Section 13(a) or 15(d)

              of the Securities Exchange Act of 1934, as amended, since the fiscal year ended December 31, 2001;

(c) All other documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which de-registers all shares remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Gregory Bartko, Esq., of the Law Office of Gregory Bartko, P.C., has provided legal services and advice to the Company in connection with a variety of corporate and securities matters, including the preparation and filing of this registration statement, the registrant's compliance with the periodic reporting requirements of the Exchange Act, advice to the registrant in connection with various mergers and acquisition opportunities available to the registrant and general financial consulting and advice on a variety of matters. Mr. Bartko may receive shares of our common stock either under our Plan as compensation for his legal services or under one or more Form S-8 registration statements that may be filed subsequent to the date of this prospectus.

            At the date of this registration statement, Mr. Bartko held beneficial ownership of 1,000,000 shares of our common stock. Neither Mr. Bartko, nor his law firm, have been employed on a contingent basis at anytime.


ITEM 6.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
         INSURANCE.

Section 78.7502 of the Nevada Revised Statutes provides:

      Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

            1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

            2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corp- oration. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

            The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities and Exchange Act of 1933.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

Exhibit No.  Title
-----------  --------------------------------------------------------------

   4.0         Registrant's Amendment To 2003 Benefit Plan

   5.O Legal opinion of the Law Office of Gregory Bartko, P.C.

   10.0        Form of Prospectus

   23.0         Consent of Law Office of Gregory Bartko, P.C. (Exhibit 5.0)

   23.1         Consent of the Registrant's Auditors

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i)      include any prospectus required by Section 10(a)(3)
                             of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registra- tion statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration state-
                                      ment;

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in The registration statement.

         (2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorp-orated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (5)      Insofar as indemnification for liabilities arising under the
                  Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the
                  Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities
                  (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the
                  registrant in the successful
                           defense of any action, suit or proceeding) is asserted by
                           such director, officer or controlling person
                           in connection with the securities being registered,
                           registrant will, unless in the opinion of its counsel
                           the matter has been settled by controlling precedent,
                           submit to a court of appropriate jurisdiction the
                           question whether such indemnification is against
                           public policy as expressed in the Act and will be
                           governed by the final adjudication of such issue.

         The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the city of Las Vegas, Nevada on January 30, 2003


                                                                       Gateway Distributors, Ltd


                                                                       By: ___/s/ Richard A. Bailey
                                                                                    Richard A. Bailey
                                                                               Chief Executive Officer and President
                                                                                                                    ---


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                Titles                                  Date

                                        Chief Executive Officer, President                January 29, 2003
/s/ Richard A. Bailey                   Chief Financial Officer and a
Richard A Bailey                        Director
/s/ Florian r. Ternes
____________________________            Chief Operations Officer and a                    January 29, 2003
Florian R. Ternes                       Director
--------------------------------------- -------------------------------------- --------------------------------------
/s/ Matt Swan
__________________________              Board of Director                                 January 29, 2003
Matt Swan
--------------------------------------- -------------------------------------- --------------------------------------

                                                 INDEX TO EXHIBITS


                                                                                                 Page
       Exhibits         Description of Exhibit
         4.0            Amendment To The 2003 Amended Stock Benefit Plan of                       11
                        the Company
         5.0            Opinion and consent of Counsel with respect to the legality               15
                        of the issuance of securities being issued
         23.0           Consent of the Registrant's Auditors                                      18
         10.0           Form of Prospectus                                                        19

                                  AMENDMENT TO
                              THE 2003 BENEFIT PLAN

                                       OF

                           Gateway Distributors, Ltd.

                                  AMENDMENT TO
                                  -------------
               THE 2003 BENEFIT PLAN OF GATEWAY DISTRIBUTORS, LTD.

         Gateway Distributors, Ltd., a Nevada corporation (the "Company"), hereby adopts this Amendment To The 2003 Benefit Plan of Gateway Distributors, Ltd. (the "Plan") this 27th day of January, 2003. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"). In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. This Plan does and is intended to amend The 2003 Benefit Plan of Gateway Distributors, Ltd. adopted by the Company's Board of Directors on or about December 9, 2002, specifically for the purpose of adding Benefits available under the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of 20,000,000,000 shares of the Company's common stock, par value $.001 per share, may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

4. Reservation of Stock on Granting of Option. At the time any Option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such Option until it is exercised or expires. The Company may reserve either authorized but un-issued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6.       Term of Options issued as Benefits and Certain Limitations on Right to Exercise.
         --------------------------------------------------------------------------------

       a.           Each Option issued as a benefit hereunder ("Option") shall have its term established by the Plan
       Administrators at the time the Option is granted.

       b.           The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

       c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

       d.           Options shall vest and become exercisable at such time or times and on such terms as the Plan
       Administrators may determine at the time of the grant of the Option.

       e.           Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

       f.           In no event may an Option be exercised after the expiration of its term.

       g.           Options shall be non-transferable, except by the laws of descent and distribution.

7.       Exercise Price.   The Plan Administrators shall establish the exercise price payable to the Company for shares
         --------------
to be obtained pursuant to Options, which exercise price may be amended from time to time as the Plan
Administrators shall determine.

       8.         Payment of Exercise Price.  The exercise of any Option shall be contingent on receipt by the Company of the
                  -------------------------
       exercise price paid in either cash, certified or personal check payable to the Company.

       9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises and Optionee hereby agrees to such reimbursement terms.

       10. Dilution or Other Adjustment. The shares of Common Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

       11. Benefits to Foreign Nationals. The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

       12. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

       13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which all Benefits allowable under this Plan are delivered.

       14. Amendment of this Plan. This Plan may be amended from time to time, within the discretion of the Company's Board of Directors, including amendments necessary to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect.

       ATTEST:
       /s/ Richard A. Bailey

       ---------------
       Richard A. Bailey, President  and Chief Executive Office  Dated: January 27, 2003

                             [Law Office Letterhead]


       January 29, 2003


       Board of Directors
       Gateway Distributors, Ltd.
       3095 East Patrick Lane
       Las Vegas, Nevada 89120

                       Re: Form S-8 Registration Statement

       Gentlemen:

         I have acted as special counsel for Gateway Distributors, Ltd., a Nevada corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act") of a Registration Statement on Form S-8 (the "Registration Statement"). The Company previously registered a Benefit Plan entitled "The 2003 Benefit Plan of Gateway Distributors, Ltd." (the "Benefit Plan") pursuant to which the Company has authorized the issuance of thirty three million (33,000,000) shares of the Company's common stock, par value $0.001 (the "Shares"). The Company is now registering an additional 2,000,000,000 shares to the Benefit Plan, which Form S-8 Registration Statement is dated as of January 29, 2003 (the "January 29, 2003 Form S-8"). In connection with the Company's filing of the January 29, 2003 Form S-8 Registration Statement, you have requested my legal opinion regarding the validity of the issuance of all of the Shares subject thereto.

         This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

         In connection with the preparation of this Opinion, I have examined the following:

         1.  The Company's Articles of Incorporation, amendments thereto and Bylaws;

         2.  The January 29, 2003 Form S-8 Registration Statement herein referenced;

         3. The authorization and approval, dated January 27, 2003, by the Company's Board of Directors of the Amendment to the Company's 2003 Benefit Plan concerning the Shares and the January 29, 2003 Form S-8 Registration Statement;

         4.  The Company's Section 10(a) Prospectus for the January 29, 2003 Form S-8 Registration
Statement;

         5. The Company's Form 10-KSB for the fiscal year ended December 31, 2001 and the Company's Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

         6.  Such other documents, as I have deemed necessary for the purposes of this Opinion.

         Additionally, I have made such investigations of Federal law, as I have considered necessary and appropriate to form a basis for this Opinion. My Opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this Opinion. I further expressly exempt from this Opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the January 29, 2003 Form S-8 Registration Statement.

         The documentation and representations provided to me for this Opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its periodic filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan and Amendment; the Company's Board of Directors has authorized the filing of the January 29, 2003 Form S-8 Registration Statement; and that the number of Shares to be included in the January 29, 2003 Form S-8 Registration Statement are available for issuance based upon corporate documentation on the number of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, and subject to compliance with Commission Release No. 33-7647 on the proper uses of securities registered on Form S-8, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

         This Opinion is based upon and subject to the qualifications and limitations specified below:

         (i) Certain of the remedial provisions of the 2003 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

         (ii) In rendering the Opinion that the Shares of the Common Stock to be registered pursuant to the January 29, 2003 Form S-8 Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non-assessable, I assumed that: (a) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (b) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's stock transfer and issuance records as provided by the Company's transfer agent; (c) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of Shares of Common Stock of the Company, has been paid in full and actually received by the Company; and (d) the Shares registered under the January 29, 2003 Form S-8 are actually issued for services and to individuals that are permitted under the rules and instructions for use of Form S-8 and in particular, in compliance with Commission Release No. 33-7647.

         (ii) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

         (iv) In rendering this Opinion, I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

         (v) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of Federal or state origin, or any opinion as to the subsequent tradability of any Shares issued pursuant to the Benefit Plan.

         (vi) I am admitted to practice law in the state of Michigan, Georgia and North Carolina. I am not admitted to practice law in the state of Nevada or in any other jurisdiction where the Company may own property or transact business. This Opinion is with respect to Federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the Opinion contained herein. I expressly except from this Opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this Opinion.

         (vii) This Opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments, which might affect any aspect to this Opinion.

         I hereby consent to the use of this Opinion as an exhibit to the January 29, 2003 Form S-8 Registration Statement. This Opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my prior written consent.


Sincerely,


/s/ Gregory Bartko
Gregory Bartko, Esq.
GAB/nmn
Cc: Rick Bailey, President

                         PERRIN, FORDREE & COMPANY, P.C.
                          901 Wilshire Drive, Suite 400
                              Troy, Michigan 48084
                               Phone 248-362-3600

CONSENT OF INDEPENDENT ACCOUNTANTS


January 29, 2003


Gateway Distributors, Ltd.
3095 East Patrick Lane
Suite 1
Las Vegas, Nevada 89120

Gentlemen:

         We hereby consent to the use of our audit report dated April 10, 2002 of Gateway Distributors, Ltd. ("Company") for the year ended December 31, 2001 in the Company's Form S-8 registration statement dated January 29, 2003.



/s/ Perrin Fordreee & Company
PERRIN, FORDREE & COMPANY, P.C.

                           SECTION 10(A) PROSPECTUS OF

                           GATEWAY DISTRIBUTORS, LTD.

January 29, 2003: This document constitutes part of a prospectus covering securities of Gateway Distributors, Ltd., a Nevada corporation ("Company"), that have been registered with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933. This document, a Section 10(a) Prospectus, contains and constitutes four sections. The first and second sections "General Plan Information" and "Registrant Information and Employee Plan Annual Information" are found in this prospectus. The Company's latest Form 10-KSB, for the fiscal year ended December 31, 2001 and Forms 10-QSB for the periods ended March 30, 2002, June 30, 2002 and September 30, 2002, which are incorporated herein by this reference, comprise the third section of this prospectus, with which offerees are being constructively provided. The fourth section of this prospectus contains a Stock Option Agreement and Notice of Exercise, which are provided to offerees of stock options, to be completed and submitted within the time permitted, in conjunction with the tender of the appropriate consideration, by those who wish to exercise their options.

Item 1.  General Plan Information

The Company's board of directors ("Board") has adopted a stock option plan for its employees and others entitled "The 2003 Benefit Plan of Gateway Distributors, Ltd." ("Plan"). Pursuant to the Plan, the Board can authorize the issuance of shares or options to purchase up to an aggregate of Two Billion Thirty Three million (2,033,000,000) shares of the Company's common stock, par value $0.001 per share, over a maximum five (5) year period, although the Board may shorten this period.

The Board amended the Plan as adopted on December 9, 2002 with the plan of January 29, 2003. The Plan is intended to aid the Company in maintaining and developing a quality management team, attracting qualified employees, consultants, and advisors who can contribute to the future success of the Company, and in providing such individuals with an incentive to use their best efforts to promote the growth and profitability of the Company.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). Administration of the Plan is the exclusive province of the Board. Board members are elected at each annual meeting of shareholders for a term of one year. Should the Company fail to hold an annual meeting, each member of the Board serves until his or her successor is duly elected and qualified.

As ultimate administrators of the Plan, the Board should be contacted with requests for additional Plan information. Alternatively, the Board may appoint a committee to administer the Plan (hereinafter the Board or its duly authorized committee shall be referred to as "Plan Administrators"). As the Board has authorized no committee, the current Board members are the Plan Administrators. This group includes Richard Bailey and Florian Ternes. The address of the Board is c/o the Company, 3095 Patrick Lane, Suite 1, Las Vegas, Nevada 89120, telephone number (702) 938-9316.

In the event a vacancy in the Board arises, the vote of a majority of remaining directors may select a successor, or, if the remaining Board does not fill the vacancy, the vote of shareholders may also elect a successor to fill such vacancy. Board members may be removed from office by the vote of shareholders representing not less than two-thirds (2/3) of the shares entitled to vote on such removal. Plan Administrators who are not Board members
can be removed or appointed at any time for any reason by the majority vote of Board members.

The Plan Administrators shall interpret the Plan (which interpretation is binding on the participants absent demonstrable error), determine which employees or others shall receive shares or options, decide the number of shares or options to be issued, and establish other terms related to the issuance or granting of shares or options not already established in the Company's Plan. Information concerning changes in the Plan Administrators will be provided in the future either in the Company's proxy statements, annual or other reports, or in amendments to this document.

Securities to be Offered

Shares and options providing for the issuance or purchase of common stock equaling a maximum of Two Billion Thirty Three million (2,033,000,000) shares may be granted under the Plan. All options under the Plan are "non- qualified" stock options. The number of shares issuable under the Plan is subject to adjustment in the event of changes in the outstanding shares resulting from stock dividends, stock splits, or recapitalization.

Employees Who May Participate in the Plan

The Board shall determine which of the Company's employees are eligible to shares or options under the Plan. The term "Employee" includes any employee, director, officer, or consultant or advisor of the Company or any of its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

The Plan Administrators shall determine which employees shall receive shares or options. The Plan is not subject to ERISA. The securities are to be issued by the Company and not purchased on the open market or otherwise.

Options granted under the Plan shall be exercisable as determined by the Plan Administrators. If an option granted under the Plan should expire or terminate for any reason without having been exercised in full, the shares that have not been purchased, subject to that option, will again be available for grant under the Plan. The exercise price payable to the Company for optioned shares shall be as set forth from time to time by the Plan Administrator. The exercise of any share option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

The shares subject to the Plan and the exercise price of outstanding options are subject to proportionate adjustment in the event of a stock dividend or a change in the number of issued and outstanding shares as a result of a stock split, consolidation, or other recapitalization. Options and all other interests under the Plan shall be non-transferable, except by means of a will or the laws of descent and distribution.

Amendments and Termination

The Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any options then outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in the Plan or the date on which a share or an option for the issuance of the Two Billion Thirty Three-millionth share is granted under the Plan or the date on which the Two Billion Thirty Three-millionth share is de-registered on a post-effective amendment on Form S-8 filed with the
Commission. No options may be granted under the terms of the Plan after it has been terminated. The Board may alter or amend the Plan at their discretion. No termination, suspension, alteration or amendment may adversely affect the rights of a holder of a previously issued option without the consent of that holder.

Resale of Common Stock

Shares issued under the Plan or purchased on exercise of options granted under the Plan will have been initially registered pursuant to a Form S-8 Registration Statement filed by the Company. Subsequent resales of shares obtained pursuant to the Plan may be eligible for immediate resale depending on whether an exemption from registration is available or whether the shares are in fact registered. The Company makes no statement as to subsequent sale-ability of specific shares obtained pursuant to the Plan and urges any persons seeking to sell shares so obtained to seek counsel from independent attorneys.

As may be applicable for subsequent resale of shares obtained from the Plan, the Board believes that the Company has filed all reports and other materials required to be filed with the Commission during the preceding twelve months under the Securities Exchange Act of 1934 as of June 24, 2002.

Tax Effects of Plan Participation & Non statutory Options

The following discussion of the federal income tax consequences of participation in the Plan is only a summary, does not purport to be complete, and does not cover, among other things, state and local tax consequences. Additionally, differences in participants' financial situations may cause federal, state, and local tax consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult his or her own accountant, legal or other advisor regarding the tax consequences of participation in the Plan. This discussion is based on the provisions of the Code as presently in effect.

Under the current provisions of the Code, if shares are issued to the original holder of a non-qualified option granted and exercised under the Plan (assuming there is not an active trading market for options of the Company), (i) the option holder ("Holder") will not recognize income at the time of the grant of the option; (ii) on exercise of the option the Holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the exercise price; (iii) upon the sale of the shares the Holder will recognize a short term or long term capital gain, or loss, as may be, in an amount equal to the difference between the amount he or she receives from the sale of those shares and the Holder's tax basis in the shares (as described below); and (iv) the Company will be entitled to expense as compensation the amount of ordinary income that the holder recognized, as set forth in Clause (ii) above.

If the Holder pays the exercise price entirely in cash, the tax basis of the shares will be equal to the amount of the exercise price paid plus the ordinary income recognized by the Holder from exercising the options. This basis should equal the fair market value of the shares acquired on the date of exercise. The holding period, if any, will begin on the day after the tax basis of the shares is determined.
The ordinary income received by the Holder on exercise of the option is considered to be compensation from the Company. As with other forms of compensation, withholding tax and other payments will be due with respect to the exercise of the options. The Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises. Optionee hereby agrees to such reimbursement terms.



Item 2.  Registrant Information and Employee Plan Annual Information

The Company will provide to any Employee upon request a copy, without charge, of the Company's periodic reports filed with the Commission, including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide any Employee upon written or oral request a copy, without charge, of the documents incorporated by reference in
Item 3 of Part II of the Form S-8 registration statement. These documents are also incorporated by reference into the Section 10(a) Prospectus, of which this document is a part. Requests for such information should be directed to the Company at Company, 3095 East Patrick Lane, and Suite 1, Las Vegas.


For Gateway Distributors, Ltd.


By: _/s/ Richard A. Bailey
Richard A. Bailey, as President and Director

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